Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 of our report dated February 24, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Realogy Holdings Corp. and its subsidiaries’ Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
October 23, 2017